Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-184408 on Form S-8 of our report dated July 28, 2014, relating to the consolidated financial statements of Amira Nature Foods Ltd and subsidiaries (the “Company”) for the years ended March 31, 2014 and 2013, appearing in this Annual Report on Form 20-F of the Company for the year ended March 31, 2014.

/s/ Deloitte Haskins & Sells LLP
Gurgaon, India
July 28, 2014